Exhibit 10.1

Master Services Agreement - InfuSystem
AMENDMENT 1
This Amendment 1 (this “Amendment”) to the Master Service Agreement dated April 25, 2022 (the “Agreement”) by and between InfuSystem Inc. having an office located at 3851 West Hamlin Road, Rochester Hills, Michigan 48309 (“Supplier”), and GE Precision Healthcare LLC having an office located at 3000 N Grandview Blvd, Waukesha, WI 53188 (“GEHC”) is made as of August 1, 2023 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, GEHC and Supplier have agreed to increase the service coverage areas to include remote areas and limited equipment accounts.

WHEREAS, further, GEHC and Supplier wish to increase the term of the agreement.

WHEREAS, the parties to this Amendment wish to amend the Agreement to replace in its entirety the current Appendix A and extend the term of the MSA an additional two (2) years, all as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

1.Amendment. Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless otherwise specifically defined herein. In the event that any terms and conditions contained herein are in conflict with the terms and conditions set forth in the Agreement or previously executed amendments thereto, the terms and conditions set forth in this Amendment shall be deemed to be the controlling terms and conditions.

a.The Term of the Agreement is hereby extended until MARCH 31, 2027.

b.Appendix A is deleted in its entirety and replaced with the following new section:” Amendment 1-SOW-InfuSystem-Infusion Pump Service”.

2.Ratification. The Agreement as amended hereby is ratified by each of the parties hereto and shall remain in full force and effect in accordance with its terms as so amended. This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Agreement and shall not prejudice any rights which any of the parties may now or hereafter have in connection with the Agreement.

3.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single amendment, with the same effect as if the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed by its duly authorized officer or representative set forth below as of the Amendment Effective Date.

GE PRECISON HEALTHCARE LLC	InfuSystem Inc
By: /s/ James P. Divis Jr.	By: /s/ Richard DiIorio
Printed Name: James P. Divis Jr.	Printed Name: Richard Dilorio
Title: SOURCING LEAD	Title: CEO
Date: 9/28/23	Date: 9/28/23